UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 30, 2020

Date of Report (Date of earliest event reported)

Cars.com Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37869	81-3693660
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

 300 S. Riverside Plaza, Suite 1000

Chicago, Illinois 60606

(Address of principal executive offices)

(312) 601-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CARS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.Entry into a Material Definitive Agreement.

6.375% Senior Notes due 2028

Indenture

On October 30, 2020, Cars.com Inc. (the “Company”) issued $400 million aggregate principal amount of its 6.375% senior notes due 2028 (the “Notes”) under an indenture, dated October 30, 2020 (the “Indenture”), among the Company, the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee (the “Trustee”).

Private Offering

The Notes were sold in the United States only to accredited investors pursuant to an exemption from the Securities Act of 1933, as amended (the “Securities Act”), and subsequently resold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons in accordance with Regulation S under the Securities Act.

Use of Proceeds

The Company used the net proceeds from the offering of the Notes, together with cash on hand, to repay approximately $235.0 million of borrowings under its senior secured revolving credit facility and $162.8 million of borrowings under its senior secured term loan facility, each under the Credit Agreement (as defined below).

Maturity and Interest

The Notes will mature on November 1, 2028. Interest on the Notes will accrue at a rate of 6.375% per annum. Interest on the Notes will be payable semi-annually in cash in arrears on May 1 and November 1 of each year, commencing on May 1, 2021.

Guarantees

The Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Company’s existing and future domestic restricted subsidiaries that guarantee the obligations under the Credit Agreement (the “subsidiary guarantors”).

Ranking

The Notes and the note guarantees will be the Company’s and the subsidiary guarantors’ senior unsecured obligations and will rank equally in right of payment to all of the Company’s and the subsidiary guarantors’ existing and future senior indebtedness and senior in right of payment to all of the Company’s and the subsidiary guarantors’ future subordinated indebtedness. The Notes and the note guarantees will be effectively subordinated to any of the Company’s and the subsidiary guarantors’ existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness, including indebtedness outstanding under the Credit Agreement. In addition, the Notes and the note guarantees will be structurally subordinated to the existing and future liabilities of the Company’s non-guarantor subsidiaries.

Redemption

The Company may redeem the Notes at any time prior to November 1, 2023, in whole or in part, at a redemption price equal to 100% of the accrued principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the redemption date, plus a make-whole premium. The Company may redeem the Notes at any time on or after November 1, 2023, in whole or in part, at a redemption price equal to (i) 103.188% of the principal amount thereof, should such redemption occur before November 1, 2024, (ii) 101.594% of the principal amount thereof, should such redemption occur before November 1, 2025, and (iii) 100.000% of the principal amount thereof, should such redemption occur on or after November 1, 2025, in each case plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

In addition, at any time prior to November 1, 2023, the Company may redeem up to 40% of the original aggregate principal amount of all Notes issued with the net cash proceeds from certain equity offerings at a redemption price of 106.375% of the principal amount redeemed plus accrued and unpaid interest, if any, to, but excluding, the redemption date, so long as at least 50% of the aggregate principal amount of the Notes remains outstanding immediately after the occurrence of such redemption.

Covenants

The Indenture contains customary covenants that will limit the Company’s ability and, in certain instances, the ability of the Company’s subsidiaries, to borrow money, create liens on assets, make distributions and pay dividends on or redeem or repurchase stock, make certain types of investments, sell stock in certain subsidiaries, enter into agreements that restrict dividends or other payments from subsidiaries, enter into transactions with affiliates, issue guarantees of indebtedness, and sell assets or merge with other companies. These limitations are subject to a number of important exceptions and qualifications set forth in the Indenture.

Change of Control

In the event of a change of control, the Company must offer to repurchase the Notes at a repurchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

Events of Default

Events of default under the Indenture include, among others, the following with respect to the Notes: default for 30 days in the payment when due of interest on the Notes; default in payment when due of the principal of, or premium, if any, on the Notes; failure to comply with certain covenants in the Indenture for 60 days upon the receipt of notice from the Trustee or holders of at least 25% in aggregate principal amount of the Notes; acceleration or payment default of indebtedness of the Company or certain of its subsidiaries in excess of a specified amount that remains uncured for 20 business days; final judgments against the Company or certain of its subsidiaries in excess of a specified amount that remains unpaid for 60 days; and certain events of bankruptcy or insolvency with respect to the Company or certain of its subsidiaries. In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to the Company or certain of its subsidiaries, all Notes then outstanding will become due and payable immediately without further action or notice. If any other event of default occurs with respect to the Notes, the Trustee or holders of at least 25% in aggregate principal amount of the Notes may declare all Notes then outstanding to be due and payable immediately.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by the full text of the Indenture and the Notes, respectively, copies of which are attached as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Notes.

Amendment to Credit Agreement

On October 30, 2020, the Company entered into an amendment (the “Third Amendment”) to the credit agreement, dated May 31, 2017, as amended by the First Amendment to the Credit Agreement, dated October 4, 2019, as further amended by the Second Amendment to the Credit Agreement, dated June 15, 2020 (the “Credit Agreement”), among the Company, the subsidiary guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent. The Third Amendment, among other things, effected the following changes:

(i)

a refinancing of the Credit Agreement in the aggregate principal amount of $430.0 million, comprised of a $230.0 million senior secured revolving credit facility and a $200.0 million senior secured term loan facility;

(ii)	an extension of the maturity date of the Credit Agreement by three years to May 31, 2025;
(iii)

updating the financial covenants to be comprised of a 3.50x maximum senior secured leverage ratio (with a step up for material permitted acquisitions, subject to certain conditions) and an initial minimum interest coverage ratio of 2.75x (with a step up to 3.00x on June 30, 2023);

(iv)	certain modifications to negative covenants restricting additional indebtedness, investments, acquisitions, debt repayments, and certain dividends and distribution;
(v)

certain modifications to the interest rate grid to reflect pricing changes based on the then applicable senior secured leverage ratio and to reflect a maximum ABR margin of 1.75% and a maximum Eurodollar margin of 2.75%;

(vi)	including provisions to accommodate the replacement of the existing LIBOR Rate with a successor benchmark interest rate; and
(vii)	ending the covenant adjustment period that was implemented pursuant to the Second Amendment and removing the related minimum liquidity requirement and anti-cash hoarding covenant.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by the full text of the Third Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01.Other Events.

On October 28, 2020, the Company issued a press release announcing the pricing of the Notes. On October 30, 2020, the Company issued a press release announcing the closing of the issuance of the Notes and the Third Amendment. Copies of the press releases are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d)	Exhibits
Exhibit No.	Exhibit

4.1	Indenture, dated October 30, 2020, among Cars.com Inc., the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee
4.2	Form of 6.375% Senior Note due 2028 (included in Exhibit 4.1)
10.1

Third Amendment to Credit Agreement, dated October 30, 2020, among Cars.com Inc., each lender from time to time party thereto, the other parties party thereto and JPMorgan Chase Bank, N.A., as administrative agent

99.1	Cars.com Inc. Press Release, dated October 28, 2020
99.2	Cars.com Inc. Press Release, dated October 30, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cars.com Inc.

Date: October 30, 2020	By:	/s/ James F. Rogers
James F. Rogers Chief Legal Officer